Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees and Shareholders

AllianceBernstein Growth Fund,
AllianceBernstein International Research Growth Fund, Inc.,
AllianceBernstein Large Cap Growth Fund, Inc.,
AllianceBernstein Mid-Cap Growth Fund, Inc.

We consent to the use of our reports, incorporated herein by reference, dated September 20, 2007 for AllianceBernstein Growth Fund, AllianceBernstein International Research Growth Fund, Inc., AllianceBernstein Large Cap Growth Fund, Inc. and AllianceBernstein Mid-Cap Growth Fund, Inc. as of July 31, 2007 and to the references to our firm under the headings "Financial Highlights" in the Prospectuses, "SHAREHOLDER SERVICES - Statements and Reports', "GENERAL INFORMATION - Independent Registered Public Accounting Firm", and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


                                        KPMG LLP

New York, New York
October 26, 2007